Execution Version
CONSENT OF GRANTORS

Dated: February 28, 2018

Reference is made to the First Lien/First Lien Intercreditor Agreement, dated as of May 2, 2016, among Barclays Bank PLC (as successor in interest to Credit Suisse AG, Cayman Islands Branch), as Collateral Agent, Barclays Bank PLC, as Authorized Representative under the Credit Agreement, and Wells Fargo Bank, National Association, as Initial Other Authorized Representative (as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time, the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

Each of the Grantors listed on Annex 1 hereto has read the foregoing Intercreditor Agreement and consents thereto. Each of the Grantors agrees that it will not take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no First-Priority Secured Party shall have any liability to the Grantors for acting in accordance with the provisions of the foregoing Intercreditor Agreement. Each of the Grantors confirms that the foregoing Intercreditor Agreement is for the sole benefit of the First-Priority Secured Parties and their respective successors and assigns, and that the Grantors are not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.

Each of the Grantors agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the Collateral Agent may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.

This Consent of Grantors shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to the Grantors pursuant to this Consent of Grantors shall be delivered in accordance with the notice provisions set forth in the Intercreditor Agreement.

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Annex I (Supplement No. 3)

Pledgor	Jurisdiction of Organization
AA/ACME LOCKSMITHS, INC.	California
ARONSON SECURITY GROUP, INC.	Washington

A-1

IN WITNESS HEREOF, this Consent of Grantors is hereby executed by each of the Grantors as of the date first written above.

AA/ACME LOCKSMITHS, INC

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

ARONSON SECURITY GROUP, INC.

By:	/s/ P. Gray Finney
Name: P. Gray Finney
Title: Senior Vice President, Chief Legal Officer and Secretary

[Signature Page to Consent of Grantor]